Exhibit 1.1

EXECUTION VERSION

13,900,000 Shares

CyrusOne Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

June 19, 2014

June 19, 2014

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representatives of the several
Underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), which is a subsidiary of the Company, each confirms its agreement with Citigroup Global Markets Inc. (“Citigroup”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), with respect to the proposed issuance and sale of 13,900,000 shares of common stock, $0.01 par value per share, of the Company (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,085,000 shares of its common stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

As described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, as defined below), the Company has entered into a purchase agreement (the “Purchase Agreement”) with Data Center Investments Holdco LLC, a Delaware limited liability company (“DCI”), pursuant to which the Company will, immediately after the purchase and sale of the Firm Shares and, if applicable, the Additional Shares pursuant to this Agreement, purchase common units of limited partnership interests in the Operating Partnership (“OP Units”) from DCI.  The offering and the foregoing transactions are referred to collectively as the “Transactions.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                                      Representations and Warranties.  The Company, the General Partner and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)                                 (i) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 Each of the Company and each of its Significant Subsidiaries (“Significant Subsidiary” means any subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission) as set forth on Schedule III hereto  (i) is either a corporation, a statutory trust, a limited partnership or a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to enter into, execute, deliver, perform, make and consummate, as the case may be, the Transactions to which it is a party.  Each of the Company and each of its Significant Subsidiaries (i) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to own, lease and operate its properties and to conduct the businesses in which they are engaged and (ii) is duly qualified as a foreign corporation, a foreign statutory trust, a foreign limited partnership or a foreign limited liability company, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company, the Operating Partnership or the General Partner to consummate the Transactions to which it is a party and to perform its material obligations under any of the documents related thereto.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company, the General Partner and the Operating Partnership.

(f)                                   (i) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) has been duly authorized by the Company, the Operating Partnership and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy (the “Enforceability Exceptions”), and (ii) the Declaration of Trust of the General Partner (as amended, the “Declaration of Trust”) is in full force and effect.  The General Partner is the sole general partner of the Operating Partnership.

(g)                                  (i) The authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) the Company has the authorized stock as set forth in the Registration Statement, the Time of

Sale Prospectus and the Prospectus under the column titled “Actual” in the section titled “Capitalization.”  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s stock.

(h)                                 The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)                                     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other similar rights.

(j)                                    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(k)                                 All of the issued and outstanding OP Units have been duly authorized, validly issued, fully paid and non-assessable, and none of the OP Units have been issued in violation of any preemptive or other similar rights and the OP Units conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  On the Closing Date, after giving effect to the Transactions, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Summary—Our Structure”; provided that, to the extent that the Underwriters exercise their option to purchase Additional Shares, the percentage interest of the Company and such limited partners in the Operating Partnership will be adjusted accordingly.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(l)                                     All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) other than the Operating Partnership have been duly authorized, validly issued, fully paid and non-assessable, except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus

and the Prospectus; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through the Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for pledges by the Company or the Subsidiaries as security for the obligations under the Company’s revolving credit facility. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any of the Subsidiaries other than the Operating Partnership.

(m)                             Except pursuant to the terms of the indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other of the Subsidiaries.

(n)                                 None of the Company or any of the Subsidiaries is (i) in violation of its charter or by-laws (or similar organization documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any respect of any Applicable Law (as defined below) or order or decree of any Governmental Authority (as defined below) to which it or its property or assets are subject; except for any default or violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 The Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(p)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance, entering into, execution, delivery and performance by each of the Company, the Operating Partnership and the General Partner of this Agreement and, to the extent party thereto, the Purchase Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or such Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary is subject, (ii) result in the violation of any provisions of the charter or by-laws (or similar organization documents) of the Company or such Subsidiary or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Company or such Subsidiary pursuant to any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 No consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and  performance by the Company, the Operating Partnership and the General Partner of this Agreement and, to the extent party thereto, the Purchase Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any Subsidiary or any of their properties, assets or operations.

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any Subsidiary, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government, (D) the NASDAQ Global Select Market (the “NASDAQ”) and (E) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

“Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(r)                                    None of the Company or any of the Subsidiaries has sustained since December 31, 2013, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), operations, business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(s)                                   Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or administrative proceedings pending by or before any person to which any of the Company or the Subsidiaries is a party or of which any business, property or assets of the Company or any of the Subsidiaries is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of the Company or any of the Subsidiaries would reasonably expect to be affected, which, (i) if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of this Agreement or the Purchase Agreement or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(t)                                    None of the Company or any of the Subsidiaries is, or, after giving effect to the Transactions as described in the Prospectus, will be, required to be registered as an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)                                 The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all Environmental Permits and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                                 There are no written notices of potential liability or written notices of noncompliance that have been received by the Company or any of the Subsidiaries, nor are any claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their properties (including the Properties (as defined below)), in each case alleging a violation under or liability under Environmental Laws, which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(w)                               Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and the Subsidiaries, or any predecessor entity for whose acts or omissions the Company and the Subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and the Subsidiaries, previously owned, leased or operated by the Company or any of the Subsidiaries, or upon any other property, in violation of any

Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of the Subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act and the Emergency Planning and Community Right-to-Know Act).

“Environmental Permits” means all permits, licenses, registrations, consents, approvals and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of the Subsidiaries for operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

(x)                                 Except for the Registration Rights Agreement dated as of January 24, 2013, among the Company, the General Partner, the Operating Partnership, DCI and Data Centers South Holdings LLC, a Delaware limited liability company, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Subsidiaries or to require the Company or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(y)                                 None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the

Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any, direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(z)                                  The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)                          (i)  The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, nor any agent, employee or affiliate of the Entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”); or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(bb)                          (i) The Company or a Subsidiary has fee simple title to or leasehold or subleasehold interests in the real property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, liens, security interests, claims, restrictions, encumbrances or defects, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) could not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made or proposed to be made of any Property by the Company or any Subsidiary as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) each lease or sublease relating to a Property under which the Company or any of the Subsidiaries is the tenant or subtenant material to the business of the Company and the Subsidiaries, considered as one enterprise, is in full force and effect, (B) neither the Company nor any of the Subsidiaries has received any written notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease or sublease and (C) the Company has no knowledge of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; and (iii) to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases governing the Properties and the Company has no knowledge of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(cc)                            The Company has no knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property and, to the knowledge of the Company, each of the Properties complies with all applicable laws, ordinances and regulations (including without limitation, building and zoning codes and laws relating to access to the Properties)

and deed restrictions or other covenants, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for any such violations or such other failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries (A) has received from any Governmental Authority any written notice of any proposed condemnation of, or zoning change affecting, the Properties or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which, if consummated, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.  None of the Company or the Subsidiaries holds participating interests in such mortgages or deeds of trust.

(ff)                              To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, and each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such violations or failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            All options and rights of first refusal to purchase all or part of any Property or any interest therein have been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that is required to be described in the Registration

Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(hh)                          Neither the Company nor any of the Subsidiaries has sent or received any written notice regarding termination of, or the election of a tenant not to renew, any of the contracts or agreements with any of the top 20 tenants (based on contractual base rent for the quarter ended March 31, 2014 multiplied by four) of the Company, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(ii)                                  The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than any such claims which, if determined adversely to the Company or any such Subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(jj)                                Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries has insurance or adequate reserves covering its respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are adequate to protect the Company and the Subsidiaries and their businesses.

(kk)                          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with financially sound and reputable insurers, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(ll)                                  No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is threatened or imminent that, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)                  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(nn)                          Deloitte & Touche LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(oo)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the historical financial statements  (including the related notes) (collectively, the “Financial Statements”), incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the entities purported to be covered by the Financial Statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown.

(pp)                          The Company maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(rr)                                The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply as of the date hereof.

(ss)                              None of the Company or any of the Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any of the Subsidiaries and no event or condition exists with respect to any indebtedness of the Company or any of the Subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(tt)                                Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(uu)                          Each of the Company and each of the Subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by Applicable Law, except where the failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and each of the Subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the Subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP.  None of the Company or any of the Subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension.  The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and each of the Subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(vv)                          Each of the Company, the General Partner and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company, the General Partner or the Operating Partnership would have any material liability. Except as could not reasonably be expected to result in a Material

Adverse Effect, neither the Company, the General Partner nor the Operating Partnership has incurred or expects to incur material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan.”

(ww)                      Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xx)                          The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ.

(yy)                          From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(zz)                            Neither the Company nor any person authorized by the Company has engaged in any “test the waters” oral or written communication in connection with the offering of the Shares under Section 5(d) of the Securities Act.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $22.2619 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,085,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.

Additional Shares may be purchased as provided in Section 4 hereof.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $23.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.52 a share under the Public Offering Price.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 25, 2014, or at such other time on the same or such other date, not later than July 2, 2014, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than August 1, 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)             there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on its own behalf and as General Partner of the Operating Partnership, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company, the General Partner and the Operating Partnership contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and those not so qualified are true and correct in all material respects as of the Closing Date and that the Company, the General Partner and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and 10b-5 letter of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date, with respect to the matters identified in Exhibit A hereto.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as the Representatives may reasonably request.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(f)                                   The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit C hereto.

(g)                                  The Underwriters shall have received on the Closing Date an opinion of  the General Counsel of the Company, dated the Closing Date, with respect to the matters identified in Exhibit D hereto.

(h)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries and certain financial information with respect to the Company and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit E hereto between you and the officers, directors and shareholders of the Company listed on Schedule IV hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    On the Closing Date, the Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance and evidence of satisfactory distribution.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the General Partner and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (without exhibits thereto) and deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any

supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement during the period mentioned in Section 6(e) or 6(f) below, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object, in each case with respect to the Shares being issued and sold hereunder.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, but for the action of the Company.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that, as applicable, the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 If the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the expiration of the 90-day restricted period set forth in this Section 6 and (ii) the completion of the distribution of the Shares within the meaning of the Securities Act, the Company shall promptly notify the Representatives.

(i)                                     To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)                                    [intentionally omitted].

(k)                                 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (other than a termination by the Underwriters where all of the conditions set forth in Section 5 hereof have been satisfied; provided that foregoing limitation shall not apply to any termination by the Underwriters pursuant to Section 10 hereof and that under no circumstances shall the Underwriters be required to reimburse the Company for any of the Company’s costs or expenses), to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (in an amount not to exceed $10,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that without the prior written consent of the Representatives on behalf of the Underwriters it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iii) the transfer of shares of the Company’s stock by operation of the provisions of Article VII of the Company’s charter, (iv) the issuance of shares of Common Stock, the grant of rights to acquire shares of Common Stock, the reservation of shares of Common Stock for issuance, or the filing of a registration statement on Form S-8 relating to the offering of shares of Common Stock, in each case, pursuant to any of the Company’s stock incentive, compensation, employee stock purchase or similar employee benefit plans described in the Registration Statement and the Time of Sale Prospectus or (v) the entry into an agreement providing for the issuance by the Company of shares of Common Stock (or any security convertible into or exercisable for shares of Common Stock) in connection with strategic investments (including joint ventures) or the acquisition by the Company or any of the Subsidiaries of the securities, business, property or other assets of another person or entity and the issuance of any such shares or securities pursuant to any such agreement; provided that the aggregate number of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) that the Company may sell or issue or agree to sell or issue pursuant to clause (v) shall not exceed 10% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further that in the case of any issuance of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) pursuant to clause (v), any recipient of such shares or securities shall have executed and delivered to the Representatives a “lock-up” agreement substantially in the form of Exhibit E attached hereto and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such shares or securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                                      Indemnity and Contribution.  (a) Each of the Company, the General Partner and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors and officers, each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company, the General Partner and the Operating Partnership within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), by the Company, the General Partner and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company, the General Partner and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the General Partner and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company, the General Partner, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the General Partner and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors, the General Partner, the Operating Partnership or any person controlling the Company, the General Partner and the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

9.                                      [Intentionally Omitted].

10.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

11.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the General Partner or the Operating Partnership.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.                               Research Analyst Independence. Each of the Company, the General Partner and the Operating Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the General Partner and the Operating Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the General Partner, the Operating Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 Each of the Company, the General Partner and the Operating Partnership acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the General Partner and the Operating Partnership or any other person, (ii) the Underwriters owe the Company, the General Partner and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company, the General Partner and the Operating Partnership.  Each of the Company, the General Partner and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or of any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

16.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.                               Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its sole trustee and affiliates) and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, (fax no.: (212) 816-7912) Attention: General Counsel, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (fax no.: (212) 230-8730)); if to the Company, the General Partner or the Operating Partnership shall be delivered, mailed or sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Thomas Bosse, Esq., with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq.

(Remainder of Page Intentionally Left Blank)

Very truly yours,

CyrusOne Inc.

By:	/s/ Thomas Bosse
	Name:	Thomas Bosse
	Title:	Vice President, General Counsel and Secretary

CyrusOne GP

By: CyrusOne Inc., as the sole trustee

By:	/s/ Thomas Bosse
	Name:	Thomas Bosse
	Title:	Vice President, General Counsel and Secretary

CyrusOne LP

By: CyrusOne GP, as the sole general partner

By: CyrusOne Inc., as the sole trustee

By:	/s/ Thomas Bosse
	Name:	Thomas Bosse
	Title:	Vice President, General Counsel and Secretary

[Underwriting Agreement]

Accepted as of the date hereof

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Citigroup Global Markets Inc.

By:	/s/ Gordon Kroft
	Name:	Gordon Kroft
	Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Chris Cormier
	Name:	Chris Cormier
	Title:	Managing Director

[Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Citigroup Global Markets Inc.	4,859,440
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,859,440
Barclays Capital Inc.	696,390
Deutsche Bank Securities Inc.	696,390
Morgan Stanley & Co. LLC	696,390
Cantor Fitzgerald & Co.	418,390
Evercore Group L.L.C.	418,390
KeyBanc Capital Markets Inc.	418,390
Stephens Inc.	418,390
UBS Securities LLC	418,390
Total:	13,900,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued June 17, 2014

2.                                      Free Writing Prospectus filed June 18, 2014

3.                                      Price to public: $23.25 per share

4.                                      Firm Shares offered: 13,900,000 shares

5.                                      Option to purchase Additional Shares: 2,085,000 shares

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

CyrusOne LP (Maryland)

CyrusOne LLC (Delaware)

III-1

SCHEDULE IV

PARTIES TO LOCK-UP AGREEMENTS

Cincinnati Bell Inc.

Gary J. Wojtaszek

John F. Cassidy

William E. Sullivan

T. Tod Nielsen

Alex Shumate

Melissa E. Hathaway

David H. Ferdman

Lynn A. Wentworth

John W. Gamble, Jr.

Venkatesh S. Durvasula

Kimberly H. Sheehy

Thomas W. Bosse

Kevin L. Timmons

Patricia M. McBratney

IV-1

EXHIBIT A

MATTERS TO BE COVERED BY CRAVATH, SWAINE AND MOORE LLP OPINION AND 10B-5 LETTER

1.                            Based solely on certificates from the Secretary of State of the State of Delaware, each of CyrusOne TRS Inc., CyrusOne LLC and Cyrus One Foreign Holdings LLC and EP.NET, LLC (the “Delaware Subsidiaries”) is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Specified Disclosure Package and the Prospectus.

2.                            No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States federal, New York State or, to the extent applicable under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company, the General Partner or the Operating Partnership for the execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Underwriting Agreement, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement).

3.                            The execution and delivery of the Underwriting Agreement and the Purchase Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the Purchase Agreement and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Underwriting Agreement and the Purchase Agreement (i) do not result in a breach of or constitute a default under the express terms and conditions of any agreement listed on Schedule A-1 attached hereto (each, a “Specified Agreement”) and (ii) do not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company, the General Partner or the Operating Partnership, except, in the case of clause (ii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect.  Such counsel’s opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).  Such counsel note that certain of the Specified Agreements are governed by laws other than New York law; such counsel’s opinions expressed herein are based solely upon such counsel’s understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and such counsel does not assume any responsibility with respect to the effect on the

A-1

opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

4.                            Assuming that the Purchase Agreement has been duly authorized, executed and delivered by each of the parties thereto, the Purchase Agreement constitutes a valid and binding obligation of each of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

5.                            Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Annex A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.                            The Registration Statement became effective under the Securities Act on April 4, 2014, and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

7.                            The Shares have been duly authorized for listing, subject to official notice of issuance, on the NASDAQ Global Select Market.

In addition to furnishing the opinions set forth above, such counsel shall also deliver a letter stating that, subject to certain limitations and qualifications and on the basis of information gained in the course of the performance of the services rendered, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date of such letter, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.  Furthermore, such counsel shall also advise you that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of [ • ] [am][pm] (New York Time) on [ • ], 2014 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in

B-2

each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

B-3

EXHIBIT B

MATTERS TO BE COVERED BY VENABLE LLP OPINION

1.                                      The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary,” “Risk Factors” and “Use of Proceeds” and in the 10-K under the captions “Item 1. Business” and “Item 1A. Risk Factors” (collectively, the “Business Captions”) and to enter into and perform its obligations under the Underwriting Agreement and the Purchase Agreement.

2.                                      CyrusOne Finance is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.                                      The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the General Partner has all necessary trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

4.                                      The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Operating Partnership has all necessary limited partnership power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

5.                                      The number of shares of authorized stock of the Company is as set forth under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The issuance of the Outstanding Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Outstanding Shares are validly issued, fully paid and nonassessable, and none of the Outstanding Shares were issued in violation of any preemptive or other similar rights of any security holder of the Company arising under the Maryland General Corporation Law (the “MGCL”) or the Charter or the Bylaws.

6.                                      Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for awards issued under the Incentive Plans.  No holder of shares of Common Stock has any preemptive or other similar rights arising under the MGCL or the Charter or the Bylaws.

7.                                      The issuance of the Shares pursuant to the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

8.                                      The Form Certificate complies in all material respects with the requirements of the MGCL and the Charter and the Bylaws.  The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of CyrusOne Inc. Common Stock.”

9.                                      The issuance of the Shares pursuant to the Underwriting Agreement is not subject to any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

10.                               The issuance of the Outstanding Units has been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and, the Outstanding Units have been validly issued pursuant to the Partnership Agreement.

11.                               The execution and delivery by each of the Company, the General Partner and the Operating Partnership of, and the performance by each of the Company, the General Partner and the Operating Partnership of its respective obligations under, the Underwriting Agreement have been duly authorized by all necessary corporate, trust and limited partnership action on the part of the Company, the General Partner and the Operating Partnership, respectively, and each of the Company, the General Partner and the Operating Partnership has duly executed and delivered the Underwriting Agreement.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Company has duly executed and delivered the Purchase Agreement.

12.                               The execution and delivery by the Company of the Underwriting Agreement and the Purchase Agreement, the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation by the Company of the Transactions, do not on the date hereof: (a) conflict with the provisions of the Charter or the Bylaws; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Company; or (c) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Maryland statute, rule or regulation applicable to the Company that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

13.                               The execution and delivery by the General Partner of the Underwriting Agreement, the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation by the General Partner of the Transactions, do not on the date hereof: (a) conflict with the provisions of the Declaration of Trust; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the General Partner; or (c) require any consents, approvals or authorizations to be obtained by the General Partner from, or any registrations, declarations or filings to be made by the General Partner with, any governmental authority under any Maryland statute, rule or regulation applicable to the General Partner that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

14.                               The execution and delivery by the Operating Partnership of the Underwriting Agreement, the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation by the Operating Partnership of the Transactions, do not on the date hereof: (a) violate the provisions of the Partnership Agreement; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Operating Partnership; or (c) require any consents, approvals or authorizations to be obtained by the Operating Partnership from, or any registrations, declarations or filings to be made by the Operating Partnership with, any governmental authority under any Maryland statute, rule or regulation applicable to the Operating Partnership that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

15.                               The execution and delivery by each of the Company and the General Partner of, and the performance by each of the Company and the General Partner of its respective obligations under, the Partnership Agreement have been duly authorized by all necessary corporate and trust action on the part of the Company and the General Partner, respectively, and each of the Company and the General Partner has duly executed and delivered the Partnership Agreement, and the Partnership Agreement constitutes a valid and binding agreement of the Company and the General Partner, enforceable against the Company and the General Partner in accordance with its terms.

16.                               The information in (a) the 10-K under the caption “Risk Factors—Risks Related to our Organizational Structure,” and (b) the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock,” “Description of the Partnership Agreement of CyrusOne LP” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and in Part II of the Registration Statement under the caption “Item 15.  Indemnification of Directors and Officers—Maryland Registrants,” in each case insofar as it constitutes summaries of Maryland law, the Charter, the Bylaws or the Partnership Agreement, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.

EXHIBIT C

MATTERS TO BE ADDRESSED IN TAX OPINION OF

 SKADDEN, ARPS, SLATE, MEAGHER & FLOM

1.              Commencing with its taxable year ended on December 31, 2013, CyrusOne has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

2.              Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, subject to the qualifications set forth therein.  The U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular holder.

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EXHIBIT D

MATTERS TO BE COVERED BY GENERAL COUNSEL

1.                            Based solely on the SOS Certificates filed in the applicable states, the Company is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-1 attached hereto.

2.                            Based solely on the SOS Certificates filed in the applicable states, Operating Partnership is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-2 attached hereto.

3.                            Based solely on the SOS Certificates filed in the applicable states, the General Partner is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-3 attached hereto.

4.                            Based solely on the SOS Certificates filed in the applicable states, CyrusOne TRS Inc. is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-4 attached hereto.

5.                            Based solely on the SOS Certificates filed in the applicable states, CyrusOne LLC is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-5 attached hereto.

6.                            Based solely on the SOS Certificates filed in the applicable states, CyrusOne Foreign Holdings LLC is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-6 attached hereto.

7.                            Based solely on the SOS Certificates filed in the applicable states, CyrusOne Finance Corp. is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-7 attached hereto.

8.                            Based solely on the SOS Certificates filed in the applicable states, EP.NET, LLC is qualified to do business as a foreign entity in those states set forth opposite its name in Exhibit A-8 attached hereto.

9.                            The statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and Prospectus under the caption “Certain Relationships and Related Transactions” from the Company’s proxy statement, insofar as they purport to constitute summaries of the terms of the documents described therein, accurately summarize the matters therein described in all material respects.

10.                     To my knowledge, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement); and to my

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knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

11.                     To my knowledge, neither the Company nor any of its Subsidiaries is a party to any agreement that would require the inclusion of any securities of the Company owned by any person or entity other than the Company (i) in the Registration Statement, other than those securities that have been included in the Registration Statement, or (ii) in the offering contemplated by the Underwriting Agreement, except as has been duly waived.

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EXHIBIT E

FORM OF LOCK-UP LETTER

June [ • ], 2014

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”) and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), providing for a public offering (the “Public Offering”) of 13,900,000 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including, without limitation, units in the Operating Partnership) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or charities, provided that the trustee of the trust shall sign and deliver a lock-up letter substantially in the form of this letter, and provided further that any such transfer shall not involve a disposition for value, (iii) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, (iv) by operation of the provisions of Article VII of the Company’s charter, or (v) by way of a pledge or granting of a security interest in such securities for a bona fide loan or other extension of credit (including any subsequent transfer of such securities to such lender or collateral agent or other person in connection with the exercise of remedies under such loan or extension of credit, provided that any such lender or collateral agent or other person shall sign and deliver a lock-up letter substantially in the form of this letter); provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv) or (v) no filing on Form 4 under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding the foregoing, the restrictions set forth in this lock-up agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plan does not provide for the transfer of Common Stock during the restricted period referred to in the first sentence of this paragraph and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period referred to in the foregoing sentence.  Notwithstanding the foregoing, if the undersigned is a director of the Company and his or her service as a director is terminated prior to the expiration of the restricted period referred to in the first sentence of this paragraph, the restrictions set forth in this paragraph shall be of no force or effect.  In addition, the undersigned agrees that, without the prior written consent of Citigroup and Merrill Lynch  on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the General Partner, the Operating Partnership and the Underwriters.

If (i) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the Registration Statement filed with the Commission with respect to the Public Offering of the Common Stock is withdrawn or (iii) for any reason the Public Offering shall not have been consummated prior to June 30, 2014, the provisions of this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

 (Remainder of Page Intentionally Left Blank)

Very truly yours,

By:
Name:
Title:

(Address)

[Signature Page to Lock-Up Letter]